Exhibit 99.1

Landmark Infrastructure Partners LP Announces Pricing of Securitization

El Segundo, California, May 29, 2018 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership”) (NASDAQ: LMRK) announced the pricing of the offering by its wholly-owned subsidiary, LMRK Issuer Co III LLC (the “Issuer”), of $125,440,000 aggregate principal amount of Secured Tenant Site Contract Revenue Notes, Series 2018-1 (the “Notes”) consisting of three classes of notes.  The Notes were priced on May 25, 2018 and were offered only (i) within the United States to persons who are qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”), and (ii) to certain non‑U.S. persons in reliance on Regulation S under the Act.  The sale of the notes is expected to close on June 6, 2018, subject to customary closing conditions.

The Notes will be secured by and payable solely from the assets and cash flow generated by a portfolio of real property interests leased to companies in the wireless communication industry.  The Notes will represent obligations solely of the Issuer and certain related special purpose entities designated to hold such portfolio and the equity ownership interests of the Issuer, and will not be insured or guaranteed by the Partnership or any other affiliate thereof, or by any other person or entity.

The Notes will consist of three classes of fixed rate notes: (i) $95,530,000 aggregate principal amount of the Class C asset backed notes with a coupon of 3.97%; (ii) $13,180,000 aggregate principal amount of the Class D asset backed notes with a coupon of 4.70%; and (iii) $16,730,000 aggregate principal amount of the Class F asset backed notes with a coupon of 5.92%.  The Notes were priced at a fixed weighted average coupon of 4.31%.

The Partnership intends to use the proceeds, net of certain expenses and initial deposits into reserve accounts, from the offering to repay a portion of the existing indebtedness under its revolving credit facility.

The Notes have not been registered under the Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, and there shall not be any offer or sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,”

“should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include the payment of our quarterly distribution, the discussion of potential acquisitions from our sponsor, and our expected distribution growth.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission, including the Partnership’s annual report on Form 10-K for the year ended December 31, 2017.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi

Vice President, Investor Relations

(213) 788-4528

ir@landmarkmlp.com